UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2021

Social Capital Hedosophia Holdings Corp. VI

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39607	98-1547322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

317 University Ave, Suite 200 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 521-9007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	IPOF.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	IPOF	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IPOF WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2021, Varsha Rao was appointed to the board of directors (the “Board”) of Social Capital Hedosophia Holdings Corp. VI (the “Company”). Effective October 6, 2021, Ms. Rao was also appointed to the audit committee, compensation committee and nominating and corporate governance committee of the Board. The Board has determined that Ms. Rao is an independent director under applicable Securities and Exchange Commission and New York Stock Exchange rules.

In connection with the appointment of Ms. Rao, the Company entered into the following agreements:

•	A Letter Agreement, dated October 6, 2021 (the “Letter Agreement”), between the Company and Ms. Rao, pursuant to which Ms. Rao has agreed to: vote any ordinary shares of the Company held by her in favor of the Company’s initial business combination; facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period required by the Company’s amended and restated memorandum and articles of association; and certain transfer restrictions with respect to the Company’s securities.

•	An Indemnity Agreement, dated October 6, 2021 (the “Indemnity Agreement”), between the Company and Ms. Rao, providing Ms. Rao contractual indemnification in addition to the indemnification provided for in the Company’s amended and restated memorandum and articles of association.

•	A Director Restricted Stock Unit Award Agreement, dated October 6, 2021 (the “Restricted Stock Unit Award Agreement”), between the Company and Ms. Rao, providing for the grant of 100,000 restricted stock units (“RSUs”) to Ms. Rao, which grant is contingent on (1) the consummation of an initial business combination by the Company and (2) a shareholder approved equity plan. The RSUs will vest upon the consummation of such initial business combination and represent 100,000 Class A ordinary shares (or, following a domestication by the Company as a Delaware corporation, shares of common stock) of the Company that will settle on a date selected by the Company in the year following the year in which such vesting occurs.

The foregoing descriptions of the Letter Agreement, the Indemnity Agreement and Restricted Stock Unit Award Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement, the Indemnity Agreement and Restricted Stock Unit Award Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

The Company will reimburse Ms. Rao for reasonable out-of-pocket expenses incurred in connection with fulfilling her role as a director. Other than the foregoing, Ms. Rao is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibits

10.1	Letter Agreement, dated October 6, 2021, between the Company and Ms. Rao.

10.2	Indemnity Agreement, dated October 6, 2021, between the Company and Ms. Rao.

10.3	Director Restricted Stock Unit Award Agreement, dated October 6, 2021, between the Company and Ms. Rao.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Capital Hedosophia Holdings Corp. VI

Date: October 8, 2021	By:	/s/ Chamath Palihapitiya
	Name:	Chamath Palihapitiya
	Title:	Chief Executive Officer